Exhibit No. 10.1   Asset Purchase Agreement with I.S. Solutions LLC dated
                   February 24, 2005



                     ASSET PURCHASE AGREEMENT


This Asset Purchase Agreement (this "Agreement") is made on February 24, 2005, by and among I. S. Solutions, LLC, a New Mexico limited liability company ("Seller"), and DataLogic New Mexico, Inc., a Delaware corporation ("Purchaser"), a wholly owned and newly formed subsidiary of DataLogic International, Inc., a Delaware corporation ("DLGI").

WHEREAS, Seller is engaged in the business of IT services, has contracts with existing customers (the "Seller's Business Agreements"), owns certain office equipment used to conduct the IT services covered by Seller's Business Agreements (the "Seller's Equipment"), and desires to sell to Purchaser, subject to the terms and conditions of this Agreement, Seller's Business Agreements and Seller's Equipment.

WHEREAS, DLGI provides IT services through its wholly owned subsidiary, Datalogic Consulting, Inc., a Texas corporation, desires to expand its offering of IT services, Purchaser is a newly formed wholly owned subsidiary of DLGI, and desires to purchase, subject to the terms and conditions of this Agreement, Seller's Business Agreements and Seller's Equipment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, including the recitals above and the mutual covenants, agreements, representations and warranties contained in this agreement, the parties agree as follows:

1.      PURCHASE AND SALE OF AGREEMENTS AND EQUIPMENT.

Purchaser agrees to purchase and Seller agrees to sell the Seller's Business Agreements and Seller's Equipment.

Seller intends to convey all of its right, title and interest in all contracts and agreements with all existing or potential customers of the Seller for IT services and Purchaser shall perform all duties and responsibilities of all contracts and agreements as defined in Schedule 1 attached. Moreover, Seller intends to convey all of its right, title and interest in all office equipment and tangible personal property of the Seller. Schedule 1 attached hereto sets forth a non-exclusive list of the contracts, agreements, customer list, office equipment and tangible personal property of Seller sold, transferred and conveyed under this Agreement. There are three (3) open purchase orders from customers of Seller ("P.O.'s") that have been partially shipped and invoiced by Seller. The remaining balance of the P.O's are forecasted to be shipped after the Close and upon shipment will be invoiced by Purchaser to those customers ("Invoices") as identified on Schedule 1 attached. Upon collection of the Invoices by Purchaser, Purchaser shall remit to Seller the amount collected on the Invoices. Seller shall be responsible for all costs associated with the fulfillment of the P.O.'s including the costs of goods and services provided to fulfill those P.O.'s. Purchasers sole obligation to Seller shall be limited to the actual collection of the Invoices. In the event customers cancel the P.O.'s or do not pay an Invoice, in whole or in part, Purchaser shall be under no obligation to remit any proceeds or provide to Seller any other payments related to the P.O.'s.

Purchaser is not assuming any liabilities in connection with this transaction, Seller's Business Agreements and Seller's Equipment shall be delivered free and clear of all liens, claims and encumbrances of every nature, save and except for the AFS lease agreement covering a server and 5 computers.

2.      PURCHASE PRICE.

The Purchase Price for the Seller's Business Agreements, Seller's Equipment and the items specified as conditions precedent to closing in Section 5 shall be comprised of two elements: (a) the Cash Payment and (b) the Stock Payment.

"Cash Payment" shall mean the sum of Fifty Thousand Dollars ($50,000).

"Stock Payment" shall mean that number of newly issued shares of restricted common stock of DLGI having an agreed value of Fifty Thousand Dollars ($50,000) on a date within 10 business days of the Closing. For the purpose of this section "agreed value" will be determined by the average closing price of DLGI common stock as reported by the National Quotation Bureau on a date within 10 business days of the Closing times the number of shares issued.

Seller understands that the Stock Payment shares will contain a Rule 144 legend and that subsequent transfer or sale of the shares is limited by applicable securities laws. Seller (i.e. the "Investor") agrees that this agreement involves the purchase and sale of securities. Accordingly, Investor represents that (1) the securities which are being acquired, are being acquired for the Investor's own account and for investment and not with a view to the public resale or distribution thereof; (2) the Investor will not sell, transfer or otherwise dispose of the securities except in compliance with the Securities Act of 1933, as amended (the "Act"), and are being transferred in reliance on exemptions, including but not limited to Section 4 of the Act; (3) each Investor acknowledges that each Investor has been furnished with disclosure documents that the Investor feels necessary to make an economic decision to acquire the securities; (4) Investor further acknowledges that Investor has had an opportunity to ask questions of and receive answers from duly designated representatives concerning the terms and conditions pursuant to which the securities are being purchased and Investor has been afforded an opportunity to independently examine such documents and other information for the purpose of verifying the financial condition of DLGI; (5) Investor is fully aware of the applicable limitations on the resale of the securities; (6) by reason of Investor's knowledge and experience in financial and business matters in general, and investments in particular, Investor is capable of evaluating the merits and bearing the economic risks of an investment in the securities and fully understands the speculative nature of the securities and the possibility of such loss; and (7) the present financial condition of Investor is such that it is under no present or contemplated future need to dispose of any portion of the securities to satisfy an existing or contemplated undertaking, need or indebtedness.

The Purchase Price shall be allocated in a manner consistent with generally accepted accounting principles applied on a consistent basis. Seller and Purchaser each agree to report the federal, state and local income and other tax consequences of the transactions in a manner consistent with such allocation.

The Cash Payment shall be earned and delivered to Seller at Closing.

The Stock Payment shall be earned and delivered to Seller upon the transfer and assignment of Seller's Business Agreements to Purchaser. Seller understands and agrees that the approval of third parties, including the State of New Mexico, is required to complete the transfer and assignment and/or cause these parties to enter similar contracts with Purchaser before the Stock Payment will be earned and delivered.

CLOSING

A closing (the "Closing") to effect the purchase and sale shall be held at the offices of Purchaser or by exchange of facsimile signature pages on February 24, 2005, or such other date as may be mutually agreed upon by the parties.
At the Closing, Seller shall execute such bills of sale and instruments of
assignment as are necessary to convey title to Purchaser.   Purchaser shall
pay the Purchase Price to Seller or Seller's designee(s).

At the Closing, Seller shall deliver or cause to be delivered to Purchaser the following:

(1) A bill of sale or instruments of conveyance, assignment and transfer as may be reasonably required by Purchaser substantially in the form of Exhibit A; and

(2) An opinion of Seller's counsel addressed to Purchaser and Purchaser's counsel substantially in the form of Exhibit B;

(3) A Closing Certificate from Seller's Managing Member substantially in the form of Exhibit C;

(4) A Certificate of Acknowledgment from all Members and their spouses of the Seller substantially in the form of Exhibit D;

At the Closing, Purchaser shall deliver or cause to be delivered to Seller the following:

(1) The Cash Payment, satisfactory evidence of Purchaser's ability to deliver the Stock Payment (copies of newly issued shares of DLGI common stock shall constitute satisfactory evidence for Closing); and

(2) An opinion of Purchaser's counsel addressed to Seller and Seller's counsel substantially in the form of Exhibit E;

(3) Letter from DLGI notifying Laurus concerning the Agreement substantially in the form of Exhibit F;

(4) Evidence of the Board of directors approval of the Agreement in the form of Exhibit G; and

(5) Evidence of DataLogic Consulting, Inc. applications for accounts with Ingram Micro and Tech Data in the form of Exhibit H

3. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller hereby represents and warrants to Purchaser as follows.

3.1. Organization and Good Standing of Seller. Seller is a limited liability company duly organized and validly existing and in good standing under the laws of its jurisdiction of incorporation or organization.

3.2. Binding Effect. This Agreement has been or will have been duly authorized, executed and delivered by Seller and is the legal, valid and binding obligation of Seller enforceable in accordance with its terms except that (i) enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability. Seller is not an insolvent person within the meaning of the Bankruptcy Act and will not become an insolvent person as a result of the Closing.

3.3. No Conflicts; Consents and Approvals. Except as contemplated elsewhere herein, neither the execution and delivery by Seller of this Agreement nor the consummation by it of the transactions contemplated hereby will violate, breach, be in conflict with, or constitute a default under, or permit the termination or the acceleration of maturity of, or result in the imposition of any lien, claim or encumbrance upon any property or asset of Seller. Seller has, and will convey to Purchaser at Closing, good and marketable title to Seller's Business Agreements and Seller's Equipment. Seller has disclosed and Purchaser understands that Seller's Equipment includes an AFS server and five computers subject to existing leases and that use and access to these items depends upon Purchaser's payment of the remaining obligations under the lease agreements.

4. REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser hereby represents and warrants to Seller as follows:

4.1. Organization and Good Standing. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Purchaser has the corporate power and authority and all licenses and permits required by governmental authorities to execute, deliver and perform this Agreement. This Agreement has been duly authorized, executed and delivered by Purchaser and is the legal, valid and binding obligation of it, enforceable in accordance with its terms except that (i) enforceability may be limited by bankruptcy, insolvency, or other similar laws affecting creditors' rights and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

5.       CONDITIONS PRECEDENT TO CLOSING.

The obligations of Seller and Buyer to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction on or before the Closing Date of each of the following conditions:

(1) Purchaser shall have provided offer letters for the persons set forth on Schedule 5.1. Purchaser shall have entered into a written employment agreement with Tony Grundler.

(2) DLGI and Purchaser have agreed upon the Operating Procedures as set forth on Schedule 5.2.

6.      MISCELLANEOUS.

Termination. This Agreement and the transactions contemplated hereby may be terminated at any time on or before the Closing Date.

Expenses. Purchaser and Seller shall pay its own expenses incurred in connection with this Agreement and the transactions contemplated hereby.

Entire Agreement. This Agreement and the exhibits hereto contain the complete agreement among the parties with respect to the transactions contemplated hereby and supersede all prior agreements and understandings, oral or written, among the parties with respect to such transactions. Section and other headings are for reference purposes only and shall not affect the interpretation or construction of this Agreement. The parties hereto have not made any representation or warranty except as expressly set forth in this Agreement or in any certificate or schedule delivered pursuant hereto.

Public Announcements. No party to this Agreement shall issue any press release relating to, or otherwise publicly disclose, the transactions contemplated by this Agreement without the prior approval of the other parties. Notwithstanding the foregoing, any party may make such disclosure as may be required by law, provided the disclosing party obtains from the other party prior approval of the substance of the proposed disclosure (such as the content of a proposed press release), which approval may not be unreasonably withheld or delayed.

Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute only one original.

Notices. All notices, demands, requests or other communications that may be or are required to be given, served or sent by any party to any other party pursuant to this Agreement shall be in writing and shall be transmitted by a reputable overnight courier service or by hand delivery or facsimile transmission, addressed as follows:

If to Purchaser:

         DataLogic New Mexico, Inc.
         18301 Von Karman Ave, Suite 250
         Irvine, California 92612
         Attn: Keith Moore
         Fax:  (949) 260-0130 & 800.549.3067

with copy to:

         Richard O. Weed
         Weed & Co. LLP
         4695 MacArthur Court, Suite 1430
         Newport Beach, CA 92660
         Telephone (949) 475-9086 ext 6
         Facsimile (949) 475-9087
         Email rick@weedco.com

If to Seller:

         I.S. Solutions, LLC
         2410 San Mateo Place, NE
         Albuquerque, NM 87110
         Attn: Tony Grundler
         Fax:  505.883.8986
         Telephone: 505.889.3900

with copy to:

         Stephen P. Curtis
         Stephen P. Curtis Attorney at Law P.C.
         2701 San Pedro Drive NE
         Albuquerque, NM 87110

         Telephone 505.884.999
         Facsimile 505.884.1404
         email abqcurtis@juno.com

Each party may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served, or sent. Each notice, demand, request or communication that is mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent and received for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, fax confirmation sheet or the affidavit of courier or messenger being deemed conclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

Assignment; Successors and Assigns. This Agreement may not be assigned by either of the parties hereto without the written consent of all the other parties; provided, however, that Purchaser shall be entitled to assign this Agreement to one or more subsidiary corporations so long as Purchaser remains liable for the payment of the Purchase Price hereunder. Subject to the preceding sentence, this Agreement and the rights, interests and obligations hereunder shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

GOVERNING LAW; VENUE. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW MEXICO. THE PARTIES AGREE THAT ANY ACTION TO ENFORCE, INTERPRET, OR RESOLVE ANY DISPUTE WITH RESPECT TO ANY PROVISION OF THIS AGREEMENT MAY BE BROUGHT IN ALBUQUERQUE, NEW MEXICO, AND ALL PARTIES HERETO AGREE THAT ANY LITIGATION DIRECTLY OR INDIRECTLY RELATING TO THIS AGREEMENT MUST BE BROUGHT BEFORE AND DETERMINED BY A COURT OF COMPETENT JURISDICTION WITHIN ONE OF THOSE JURISDICTIONS. EACH OF THE PARTIES FURTHER ACKNOWLEDGE THAT THE FOREGOING IS APPROPRIATE AND AGREE NOT TO RAISE ANY ARGUMENT THAT SUCH VENUE IS IN ANY WAY UNDULY INCONVENIENT FOR ANY OF THEM, WITH THEIR EXECUTION HEREOF BEING EVIDENCE OF THEIR AGREEMENT TO SUBMIT TO THE JURISDICTION OF SUCH COURTS.

Waiver and Other Action. This Agreement may be amended, modified, or supplemented only by a written instrument executed by the parties against which enforcement of the amendment, modification or supplement is sought.

Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable, such provision shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision were never a part hereof; the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance; and in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement, a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

Third-Party Beneficiaries. This Agreement and the rights, obligations, duties and benefits hereunder are intended for the parties hereto, and no other person or entity shall have any rights, obligations, duties and benefits pursuant hereto.

Mutual Contribution. The parties to this Agreement and their counsel have mutually contributed to its drafting. Consequently, no provision of this Agreement shall be construed against any party on the ground that such party drafted the provision or caused it to be drafted or the provision contains a covenant of such party.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.




                                     SELLER:

                                     I.S. SOLUTIONS, LLC, a New Mexico limited liability company

                                          /s/ Tony Grundler
                                     By: __________________________________
                                         Name: Tony Grundler
                                         Title: Managing Member




                                     PURCHASER:

                                     DATALOGIC NEW MEXICO, INC., a Delaware
                                     corporation

                                          /s/ Keith Moore
                                     By: __________________________________
                                         Name: Keith Moore
                                         Title: President